UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On February 16, 2011, the Board of Directors of Foot Locker, Inc. (the “Company”) increased the total number of directors to 11 and elected Guillermo Marmol and Allen I. Questrom directors of the Company to serve until the 2011 Annual Meeting of Shareholders. The Board of Directors appointed Mr. Marmol to the Audit Committee and the Finance and Strategic Planning Committee, and appointed Mr. Questrom to the Nominating and Corporate Governance Committee and the Compensation and Management Resources Committee, effective February 16, 2011.

          Mr. Marmol has been President of Marmol & Associates since March 2007. Prior to this, he was Division Vice President and Executive Committee member of Electronic Data Systems Corporation, a global technology services company, from June 2003 to February 2007. He also served as a Director and Senior Partner of McKinsey & Company, a management consulting firm, from 1990 to 1995.

          Mr. Questrom has been a senior advisor to Lee Equity Partners since 2006. He served as Chairman and Chief Executive Officer of J.C. Penney Company, Inc. from 2000 to 2004. Prior to this he served as Chairman and Chief Executive Officer of Barneys New York, Inc. from 1999 to 2000. He served for many years as a senior executive of Federated Department Stores, now known as Macy’s, Inc., serving as Chairman and Chief Executive Officer of that company from 1990 to 1997. Mr. Questrom has been a director of Sotheby’s since 2004 and was a director of Wal-Mart Stores, Inc. from 2007 to 2010.

          As nonemployee directors of the Company, Messrs. Marmol and Questrom will receive the same compensation as the other nonemployee members of the Board, consisting of an annual retainer fee of $100,000, prorated for 2011, which is payable one-half in cash and one-half in shares of the Company’s Common Stock, meeting fees of $1,500 for attendance at each Board and committee meeting, and restricted stock unit awards as may be granted from time to time to nonemployee directors under the Company’s stock incentive plan.

          On February 16, 2011, the Company issued a press release announcing the election of Messrs. Marmol and Questrom to the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Foot Locker, Inc. dated February 16, 2011

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: February 22, 2011	By:	/s/ Gary M. Bahler

Senior Vice President, General Counsel and Secretary